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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PrivateBancorp, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-43830 and 333-88289).


\s\ Arthur Andersen LLP


Chicago, Illinois
March 14, 2002